Exhibit 10.39

AMENDMENT TO THE
HEALTH CARE PROPERTY INVESTORS, INC.
EXECUTIVE RETIREMENT PLAN


          Health Care Property Investors, Inc., a corporation organized under the laws of the State of Maryland, adopted the Health Care Property Investors, Inc. Executive Retirement Plan (the "Plan") effective as of May 1, 1988.

          This Amendment to the Plan has been adopted by a resolution of the Compensation Committee of the Board of Directors of Health Care Property Investors, Inc. effective as of January 1, 1993.

          1. Section 1.3 of the Plan is hereby amended to read in its entirety as follows:

               1.3  "Basic Plan Benefit" means the amount
               ---
     of benefit payable from the Basic Plan to a Participant in the form of a straight life annuity. If the Basic Plan includes a defined contribution plan, the lump sum value will be converted to a straight life annuity based on actuarial factors selected by the Committee. If the Basic Plan provides for employee contributions or employer contributions which are attributable to an employee's deferral of compensation (other than employer matching contributions), such as under a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, the Basic Plan Benefit shall not include benefits which are attributable to such contributions and any earnings thereon. In addition, the Basic Plan Benefit shall not include benefits that are attributable to the employer discretionary contributions and any earnings thereon.

          2. Section 1.7 of the Plan is hereby amended to read in its entirety as follows:

               1.7  "Earnings" means total annual cash
               ---
     compensation, including base salary, annual incentives awards, and deferred compensation. In addition, "Earnings" shall include employer discretionary contributions under the Basic Plan. Specifically excluded from "Earnings" shall be the value of stock grants (and dividends therefrom), stock options and automobile allowances.

          3. Section 1.9 of the Plan is hereby amended to read in its entirety as follows:

               1.9  "Other Retirement Income" means the
               ---
     sum of retirement income payable to a Participant from the Basic Plan Benefit and Social Security Benefit.